Exhibit 99.1

Contango Reports Third Quarter Results

HOUSTON--(BUSINESS WIRE)--May 10, 2011--Contango Oil & Gas Company (NYSE Amex: MCF) reported revenues from sales of natural gas, oil and natural gas liquids for the three months ended March 31, 2011 of approximately $55.3 million, compared to $37.8 million for the same period last year. The Company reported net income attributable to common stock for the three months ended March 31, 2011 of approximately $16.8 million, or $1.07 per basic and diluted share. This compares to net income attributable to common stock for the three months ended March 31, 2010 of approximately $1.7 million, or $0.11 per basic and diluted share, which includes a loss of approximately $0.2 million, or $0.02 per basic share and $0.01 per diluted share, attributable to discontinued operations, as a result of the Company distributing its wholly-owned subsidiary, Contango ORE, Inc., to the Company’s shareholders on November 29, 2010.

For the nine months ended March 31, 2011, the Company reported revenues from sales of natural gas, oil and natural gas liquids of approximately $161.7 million, compared to $119.5 million for the same period last year. The Company reported net income attributable to common stock for the nine months ended March 31, 2011 of approximately $47.5 million, or $3.03 per basic share and $3.02 per diluted share, which includes income of approximately $1.1 million, or $0.07 per basic and diluted share, attributable to discontinued operations. This compares to net income attributable to common stock for the nine months ended March 31, 2010 of $34.3 million or $2.17 per basic share and $2.12 per diluted share, which includes a loss of approximately $0.4 million, or $0.02 per basic share and $0.03 per diluted share, attributable to discontinued operations.

Our capital expenditure budget for the remainder of calendar year 2011 is approximately $69.3 million, consisting of the following:

  Investing $20.0 million to drill our Ship Shoal 134 (Eagle) prospect;
  Investing $20.0 million in our joint venture with Alta Resources, LLC;
  Investing $17.3 million to complete Vermilion 170;
  Investing $6.2 million to recomplete our Eloise South well uphole in the CibOp section (our Dutch #5 well);
  Investing $5.0 million to drill and complete our Rexer-Tusa #2 well;
  Investing $0.8 million to workover our Eloise North well;

Should the Company have exploration success with any of its offshore exploration wells, our capital expenditure budget will be significantly increased.

As of May 1, 2011, we had no debt, approximately $78.3 million in net available cash (cash and cash equivalents adjusted for certain payables), $40.0 million of unused borrowing capacity, and were producing at a rate of approximately 80 million cubic feet equivalent per day (“Mmcfed”), net to Contango.

Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer, said, “We anticipate that our Eloise South recompletion and our Eloise North workover will both be back in producing status by July 2011 at a combined net rate to Contango of approximately 10 Mmcfed. We expect to have our Vermilion 170 (Swimmy) well completed and producing at a net rate of approximately 15 Mmcfed to Contango, by October/November 2011.”

Below are the Company’s results of operations for the three and nine months ended March 31, 2011 and 2010:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
REVENUES:
Natural gas, oil and liquids sales	$55,323,793	$37,845,738	$161,660,362	$119,528,579
Total revenues	55,323,793	37,845,738	161,660,362	119,528,579

EXPENSES:
Operating expenses	6,389,747	3,523,835	17,600,926	11,066,471
Exploration expenses	14,459	22,514,428	10,376,469	22,932,224
Depreciation, depletion and amortization	15,548,338	6,837,887	46,980,287	25,182,258
Impairment of natural gas and oil properties	1,674,502	735,553	1,786,439	735,553
General and administrative expenses	5,661,260	1,199,930	11,939,616	4,362,957
Total expenses	29,288,306	34,811,633	88,683,737	64,279,463

OTHER INCOME (EXPENSE):	(37,152)	539,676	(121,893)	526,717

NET INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	25,998,335	3,573,781	72,854,732	55,775,833
Provision for income taxes	(9,202,097)	(1,589,755)	(26,457,424)	(21,037,825)
NET INCOME FROM CONTINUING OPERATIONS	16,796,238	1,984,026	46,397,308	34,738,008

DISCONTINUED OPERATIONS
Discontinued operations, net of income taxes	-	(241,966)	1,107,388	(418,813)
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$16,796,238	$1,742,060	$47,504,696	$34,319,195

NET INCOME PER SHARE:
Basic
Continuing operations	$1.07	$0.13	$2.96	$2.19
Discontinued operations	$-	$(0.02)	$0.07	$(0.02)
Total	$1.07	$0.11	$3.03	$2.17
Diluted
Continuing operations	$1.07	$0.12	$2.95	$2.15
Discontinued operations	$-	$(0.01)	$0.07	$(0.03)
Total	$1.07	$0.11	$3.02	$2.12

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	15,664,666	15,859,618	15,665,166	15,840,607
Diluted	15,666,917	16,162,989	15,728,661	16,160,215

Below is a summary of the Company’s production data, average sales price received, and selected data per thousand cubic feet equivalent, for the three and nine months ended March 31, 2011 and 2010:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
	(Dollar amounts in 000's,		(Dollar amounts in 000's,
	except per Mcfe amounts)		except per Mcfe amounts)
Production Data:
Natural gas (million cubic feet)	6,434	4,043	20,670	15,991
Oil and condensate (thousand barrels)	184	102	545	400
Natural gas liquids (thousand gallons)	7,042	4,881	23,358	18,685
Total (million cubic feet equivalent)	8,544	5,352	27,277	21,060

Natural gas (million cubic feet per day)	71.5	44.9	75.4	58.4
Oil and condensate (thousand barrels per day)	2.0	1.1	2.0	1.5
Natural gas liquids (thousand gallons per day)	78.2	54.2	85.2	68.2
Total (million cubic feet equivalent per day)	94.7	59.2	99.6	77.1

Average Sales Price:
Natural gas (per thousand cubic feet)	$4.43	$5.90	$4.28	$4.42
Oil and condensate (per barrel)	$96.13	$78.48	$85.74	$73.51
Natural gas liquids (per gallon)	$1.30	$1.22	$1.13	$1.04
Total (per thousand cubic feet equivalent)	$6.48	$7.07	$5.93	$5.68

Selected data per Mcfe:
Lease operating expenses	$0.75	$0.66	$0.65	$0.53
General and administrative expenses	$0.66	$0.22	$0.44	$0.21
Depreciation, depletion and amortization of
natural gas and oil properties	$1.80	$1.24	$1.71	$1.17

Contango is a Houston-based, independent natural gas and oil company. The Company’s business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango Oil & Gas Company
Kenneth R. Peak, (713) 960-1901
www.contango.com